Exhibit 99.1 FOR IMMEDIATE RELEASE UNITED INSURANCE HOLDINGS CORP. COMPLETES RENEWAL RIGHTS AND REINSURANCE TRANSACTION St. Petersburg, FL – January 22, 2021: United Insurance Holdings Corp. (Nasdaq: UIHC) (UPC Insurance or the Company), a property and casualty insurance holding company, announced today that it has completed definitive agreements and closed its transaction with HCI Group, Inc. (NYSE: HCI) (HCI) previously announced on December 17, 2020. The transaction transfers renewal rights on UPC’s personal lines business in four Northeast states of Connecticut, New Jersey, Massachusetts, and Rhode Island to HCI on terms substantially similar to those disclosed previously. “Completion of this transaction supports our efforts to reduce operating leverage, improve risk-based capital adequacy and focus on growing our specialty commercial property business,” said Brad Martz, President & Chief Financial Officer of UPC Insurance. About UPC Insurance Founded in 1999, UPC Insurance is an insurance holding company that sources, writes and services personal and commercial residential property and casualty insurance policies using a group of wholly owned insurance subsidiaries through a variety of distribution channels. The Company currently writes policies in Connecticut, Florida, Georgia, Hawaii, Louisiana, Massachusetts, New Jersey, New York, North Carolina, Rhode Island, South Carolina and Texas. From its headquarters in St. Petersburg, UPC Insurance's team of dedicated professionals manages a completely integrated insurance company, including sales, underwriting, customer service and claims. CONTACT: OR INVESTOR RELATIONS: United Insurance Holdings Corp. The Equity Group Jessica Strathman Adam Prior Director of Financial Reporting Senior Vice-President (727) 895-7737 / jstrathman@upcinsurance.com (212) 836-9606 / aprior@equityny.com ###